Exhibit 11(b)


                                                   July 27, 2001


Seward & Kissel LLP
1200 G Street, N.W.
Suite 350
Washington, DC  20005

          Re:   Alliance Variable Products Series Fund, Inc.

Ladies and Gentlemen:

          We have acted as special Maryland counsel to Alliance Variable Products Series Fund, Inc., a Maryland corporation (the "Fund"), in connection with the proposed acquisition by the Fund of all of the assets and liabilities of the High Grade Fixed Income, Strategic Income, Global Income, High Income, Balanced, Growth and Income, Growth, Small Cap and Global Equity Portfolios (each a "Brinson Portfolio") of Brinson Series Trust, a Massachusetts business trust (the "Trust"), and the issuance of shares, par value $.001 per share, of Class A Common Stock and Class B Common Stock of the Fund (the "Shares") pursuant to proposed Agreements and Plans of Acquisition and Termination (the "Agreements"), between certain portfolios of the Fund and certain Brinson Portfolios, as follows:

               Fund Portfolios            Brinson Portfolios
               ---------------           --------------------
          U.S. Government/High Grade    High Grade Fixed Income
          Securities Portfolio          Portfolio

          Global Bond Portfolio         Strategic Income Portfolio

          Global Bond Portfolio         Global Income Portfolio

          High Yield Portfolio          High Income Portfolio

          Total Return Portfolio        Balanced Portfolio

          Growth and Income Portfolio   Growth and Income Portfolio



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July 26, 2001
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          Growth Portfolio              Growth Portfolio

          Quasar Portfolio              Small Cap Portfolio

          International Portfolio       Global Equity Portfolio

          We have examined the Charter and By-Laws of the Fund, and a copy of its Registration Statement on Form N-14 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act. In addition, we have examined and relied upon a certificate of the Assistant Secretary of the Fund certifying that the Agreements presented to us are in the form approved by the Board of Directors of the Fund and further certifying the resolutions of the Board of Directors of the Fund approving the Agreements and authorizing the issuance of the Shares pursuant thereto. We have also examined and relied upon such other corporate records of the Fund and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. We have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies. We have further assumed, without verification (i) that the Trust has the power and authority to enter into and perform the Agreements and the transactions contemplated thereby, (ii) the due authorization, execution and delivery by the Trust of the Agreements, and (iii) that the Agreements constitute the legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with their terms.

          Based on such examination, we are of the opinion and so advise you that the Shares to be issued in accordance with the terms of the Agreements, to the extent that the number of Shares to be issued by the Fund and distributed to shareholders of the Brinson Portfolios, does not exceed the number of authorized and unissued shares on the issuance date, when so issued, will constitute validly issued, fully paid and nonassessable shares under the laws of the State of Maryland.

          The Charter and By-Laws of the Fund include provisions intended to meet requirements of the Investment Company Act of 1940, as amended, and our opinion does not extend to matters with respect to any such provisions. This opinion expresses our opinion with respect to the Maryland General Corporation Law governing matters discussed above. It does not extend to the securities or "blue sky" laws of Maryland, the federal securities laws, to other federal laws or to the laws of jurisdictions other than Maryland.



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July 26, 2001
Page 3



          We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

          You may rely our foregoing opinion in rendering your opinion regarding the Fund's Registration Statement. This opinion may not be relied upon by any other person or for any other purpose without our prior written consent.

                                              Very truly yours,

                                              /s/ VENABLE, BAETJER & HOWARD



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